Filed pursuant to Rule 424(b)(3)
File Nos. 333-260965, 333-262265, 333-262832, 333-262833, 333-262834, 333-255236, 333-233835, 333-264149, 333-256242, 333-264570, 333-268498, 333-265180

EATON VANCE RISK-MANAGED DIVERSIFIED EQUITY INCOME FUND

Supplement to Prospectus dated November 10, 2021

EATON VANCE ENHANCED EQUITY INCOME FUND

Supplement to Prospectus dated January 20, 2022

EATON VANCE TAX-ADVANTAGED DIVIDEND INCOME FUND

EATON VANCE TAX-MANAGED DIVERSIFIED EQUITY INCOME FUND

EATON VANCE TAX-MANAGED GLOBAL DIVERSIFIED EQUITY INCOME FUND

Supplement to Prospectuses dated February 18, 2022

EATON VANCE TAX-ADVANTAGED GLOBAL DIVIDEND OPPORTUNITIES FUND

Supplement to Prospectuses dated February 28, 2022

EATON VANCE MUNICIPAL INCOME TRUST

Supplement to Prospectus dated March 29, 2022

EATON VANCE ENHANCED EQUITY INCOME FUND II

Supplement to Prospectus dated April 5, 2022

EATON VANCE TAX-MANAGED BUY-WRITE INCOME FUND

Supplement to Prospectus dated April 22, 2022

EATON VANCE TAX-MANAGED GLOBAL BUY-WRITE OPPORTUNITIES FUND

EATON VANCE TAX-MANAGED BUY-WRITE OPPORTUNITIES FUND

Supplement to Prospectuses dated April 29, 2022

EATON VANCE NATIONAL MUNICIPAL OPPORTUNITIES TRUST

Supplement to Prospectus dated July 28, 2022

(each, a “Fund”)

1.	The following replaces the last sentence of the second paragraph of “COMMON SHARES” under the section “Description of Capital Structure” for each Fund:

On January 26, 2023, the Fund/Trust’s Board of Trustees voted to exempt, on a going forward basis, all prior and, until further notice, new acquisitions of Fund/Trust shares that otherwise might be deemed “Control Share Acquisitions” under the Fund/Trust’s By-Laws from the Control Share Provisions of the Fund/Trust’s By-Laws.

February 1, 2023